Exhibit 10.43

RESTRICTED COMMON STOCK PURCHASE AGREEMENT

This RESTRICTED COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of December 21, 2005 by and between Public Media Works, Inc., a Delaware corporation (the “Company”), and Stephen Brown (the “Holder”).

I.	ISSUANCE OF SHARES

1.1 Shares. The Holder has been issued Four Million (4,000,000) shares of Company Common Stock, $.001 par value (the “Shares”), pursuant to the terms of the Employment Agreement dated December 21, 2005 (the “Employment Agreement”) between the Company and Holder. Such Shares are subject to the Company’s repurchase rights and provided herein.

1.2 Delivery of Certificate. The Company shall deliver to Holder the Certificate representing the Shares promptly after the execution of this Agreement.

1.3 Stockholder Rights. Until such time as the Company actually exercises its repurchase right under this Agreement, the Holder (or any successor in interest) shall have all the rights of a stockholder (including voting and dividend rights) with respect to the Shares, subject, however, to the transfer restrictions of Article IV.

II.	SECURITIES LAW COMPLIANCE

2.1 Restricted Securities. The Holder hereby confirms that the Holder has been informed that the Shares are restricted securities under the Securities Act of 1933, as amended (the “1933 Act”), and may not be resold or transferred unless the Shares are first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, the Holder hereby acknowledges that the Holder is prepared to hold the Shares for an indefinite period and that the Holder is aware of the requirements for transfer under Rule 144 of the Securities and Exchange Commission (the “SEC”) promulgated under the 1933 Act, and that the Rule 144 requirements are subject to change at any time.

2.2 Disposition of Shares. Subject to the terms of this Agreement, the Holder hereby agrees that he shall make no disposition of the Shares (other than a permitted transfer under Section 4.1) unless and until there is compliance with all of the following requirements:

(a) The Holder shall have complied with all requirements of this Agreement applicable to the disposition of the Shares;

(b) The Holder shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that (i) the proposed disposition does not require registration of the Shares under the 1933 Act or (ii) all appropriate action necessary for compliance with the 1933 Act registration requirements or of any exemption from registration available under the 1933) Act (including Rule 144) has been taken; and

This form must be filed with the Internal Revenue Service Center with which taxpayer files his Federal income tax returns. The filing must be made within 30 days after the execution date of the Restricted Common Stock Purchase Agreement.

(c) The Holder shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares.

The Company shall be permitted to issue a “stop transfer” order to its transfer agent and otherwise prevent to sale or transfer of any Shares which may be attempted to be sold or transferred in violation of the provisions of this Agreement. Additionally, the Company shall not be required (i) to transfer on its books any Shares that have been sold or transferred in violation of the provisions of this Article II nor (ii) to treat as the Holder of the Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

2.3 Restrictive Legends. To reflect the restrictions on disposition of the Shares, the stock certificate for the Shares will be endorsed with restrictive legends, including one or more of the following legends:

(a) “The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”). The shares may not be sold or offered for sale in the absence of (1) an effective registration statement for the shares under such Act, (2) a “no action” letter of the SEC with respect to such sale or offer, or (3) satisfactory assurances to the Company that registration under such Act is not required with respect to such sale or offer.”

(b) “All of the shares represented by this certificate are unvested and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement between the Company and the registered holder of the shares (or the predecessor in interest to the shares). Such agreement grants certain repurchase rights to the Company (or its assignees) upon the sale, assignment, transfer, encumbrance or other disposition of the Company’s shares or upon termination of service with the Company. The Company will upon written request furnish a copy of such agreement to the holder hereof without charge.”

As a portion of the Shares are no longer subject to the Company’s repurchase rights as provided in Section 5.3, the Holder may periodically request that the Company cause the Company’s transfer agent to exchange the Certificate (which shall be delivered to the transfer agent by the Holder along with the Company’s instructions) into a Certificate for the Unvested Shares, which shall continue to bear the legend in (b) above, and a Certificate or Certificates for the vested shares, which shall not bear the legend in (b) above.

III	SPECIAL TAX PROVISIONS

3.1 Section 83(b) Election. The Holder understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the excess of the Shares’ fair market value on the date any forfeiture restrictions applicable to such shares lapse over the purchase price for such Shares will be reportable as ordinary income on such lapse date. For this purpose, the term “forfeiture restrictions” includes the Company’s right to repurchase the Shares under the

Repurchase Right (as defined) provided under this Agreement. The Holder understands that he may elect under Section 83(b) of the Code to be taxed at the time the Shares are acquired hereunder, rather than when and as such Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. The form for making this election is attached as Exhibit A. The Holder understands that failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by the Holder as and each time the forfeiture restrictions lapse.

3.2 Section 83(b) Election Acknowledgment. THE HOLDER ACKNOWLEDGES THAT IT IS HIS SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF THE HOLDER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS BEHALF. This filing should be made by registered or certified mail, return receipt requested, and the Holder must retain two (2) copies of the completed form for filing with his State and Federal tax returns for the current tax year and an additional copy for his personal records.

IV.	TRANSFER RESTRICTIONS

4.1 Restriction on Transfer. The Holder shall not transfer, assign, encumber or otherwise dispose of any of the Shares that are subject to the Company’s Repurchase Right in this Agreement.

V.	REPURCHASE RIGHT

5.1 Grant. The Company (or its assignees) is hereby granted the right (the “Repurchase Right”), exercisable at any time during the later of the sixty (60) day period following the date the Holder ceases for any reason to remain in Service (as defined below), to repurchase, at $.0001 per share (the “Repurchase Price”) all or (at the discretion of the Company) any portion of the Shares in which the Holder has not acquired a vested interest in accordance with the vesting provisions of this Article V (such shares to be hereinafter called the “Unvested Shares”). For purposes of this Agreement, the Holder shall be deemed to remain in service (“Service”) until Holder ceases to be employed by the Company under the terms of the Employment Agreement (with the Holder agreeing he may not participate in any Board of Directors decisions with respect to the termination of his Employment Agreement).

5.2 Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to the Holder of the Unvested Shares prior to the expiration of the applicable sixty (60) day period specified in Section 5.1. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice. The Holder shall, prior to the close of business on the date specified for the repurchase, deliver to the Company’s Secretary the certificates representing the Unvested Shares to be repurchased, each certificate to be properly endorsed for transfer, and the Holder shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities attributable to such Unvested Shares). Subject to the provisions of Section 5.6, the Company shall, concurrently with the receipt of such stock certificates, pay to Holder in cash or cash equivalents, an amount equal to the per Repurchase Price for the Unvested Shares which are to be repurchased.

5.3 Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Section 5.2. In addition, the Repurchase Right as to certain Unvested Shares shall terminate, and cease to be exercisable, in accordance with the schedule set forth below. Accordingly, as, and provided that, the Holder remains in continuous Service, as defined above, the Holder shall acquire a vested interest in, and the Repurchase Right as to certain Unvested Shares, solely to the extent set forth below, shall lapse with respect to, the Shares in accordance with the following provisions:

Commencing January 21, 2005, the Holder shall acquire a vested interest in, and the Repurchase Right shall lapse, with respect to (i) twenty-three (23) monthly increments of 166,666 of the Unvested Shares, and (ii) a final monthly increment of 166,692 of the Unvested Shares.

5.4 Fractional Shares. No fractional shares shall be repurchased by the Company. Accordingly, should the Repurchase Right extend to a fractional share (in accordance with the vesting computation provisions of Sections 5.3 and 5.6) at the time the Holder ceases Service or pursuant hereto, then such fractional share shall be added to any fractional share in which the Holder is at such time vested to make one whole vested share no longer subject to the Repurchase Right.

5.5 Additional Shares or Substituted Securities. In the event of any stock dividend, stock split, recapitalization or other change affecting the Company’s outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Repurchase Right, but only to the extent the Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Shares at the time subject to the Repurchase Right hereunder and to the price per share to be paid upon the exercise of the Repurchase Right to reflect the effect of any such transaction upon the Company’s capital structure; provided, however, that the aggregate Repurchase Price shall remain the same.

5.6 Impairment of Capital. Each party agrees that the Company’s ability to exercise its Repurchase Right hereunder shall not be prevented by any statutory requirement regarding the capital resources of the Company, and if the Company should not be permitted to make such repurchase because its capital is deemed to be impaired under Delaware law or otherwise, then such Unvested Shares that the Company elects to repurchase shall be transferred to the Company by Holder without any obligation for Company payment.

5.7 Recapitalization. All regular cash dividends on the Unvested Shares shall be paid directly to the Holder. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Company’s outstanding Common Stock as a class is effected without receipt of consideration, any new, substituted or additional securities or other property that is by reason of such transaction distributed with respect to the Unvested Shares shall be immediately delivered to the Company to be held in escrow by the Company.

VI.	GENERAL PROVISIONS

6.1 Assignment. The Company may assign its Repurchase Right under Article V to any person or entity selected by the Company’s Board, including (without limitation) one or more Company stockholders; provided the Company receives fair value for such assignment.

6.2 Employment Agreement. Nothing in this Agreement shall interfere with or otherwise restrict in any way the Company’s rights set forth in the Employment Agreement.

6.3 Notices. Any notice required in connection with the Repurchase Right shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this Section 6.3 to all other parties to this Agreement.

6.4 No Waiver. The failure of the Company (or its assignees) in any instance to exercise the Repurchase Right granted under Article V shall not constitute a waiver of any other repurchase right that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and the Holder. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

6.5 Holder Undertaking. The Holder hereby agrees to take whatever additional action and execute whatever additional documents the Company may in its judgment deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Holder or the Shares under the express provisions of this Agreement.

6.6 Agreement is Entire Contract. This Agreement and the Employment Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

6.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such jurisdiction without resort to that jurisdiction’s conflict-of-laws rules.

6.8 Counterparts. This Agreement may be executed in counterparts and delivered by facsimile transmission, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

6.9 Successors and Assigns. This Agreement’s provisions shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Holder and the

Holder’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

6.10 Amendment and Waiver. This Agreement shall not be amended nor any Section hereof waived by the Company in the absence of approval of such amendment or waiver by a majority of the Company’s Board.

6.11 Arbitration. Any controversy between the parties hereto involving any claim arising out of or relating to this Agreement shall be finally settled by arbitration in Van Nuys, California, in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

IN WITNESS WHEREOF, the parties have executed this Restricted Common Stock Purchase Agreement on the day and year first indicated above.

COMPANY:

Public Media Works, Inc.

By:	/s/ CORBIN BERNSEN
Corbin Bernsen, President

HOLDER:

/s/ STEPHEN BROWN
Stephen Brown

Address:	1529 Villa Rica Drive
Henderson, Nevada 89052